UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 24, 2007
Date of Report (Date of earliest event reported)

KIWA BIO-TECH PRODUCTS GROUP CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-33167	77-0632186
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

415 West Foothill Blvd, Suite 206, Claremont, California 91711-2766

(Address of principal executive offices)

 (909) 626-2358

(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As of October 24, 2007, the Company entered into three-way agreements with Wei Li, its Chairman of the Board, and certain creditors of Mr. Li (the “Investors”), pursuant to which the Company issued an aggregate of 3,000,000 shares of its common stock to the Investors for and aggregate consideration of $225,300. The consideration was paid as follows: The Investors cancelled debt owed to them by Mr. Li in the aggregate amount of $225,300. In consideration, Mr. Li cancelled debt owed to him by the Company in the same amount ($225,300). The transaction was documented in two Stock Purchase Agreements which are attached as Exhibit 10.1 and Exhibit 10.2 to this Form 8-K.

Item 3.02 Sales of Unregistered Securities.

As of October 24, 2007, the Company issued 3,000,000 unregistered shares of its common stock for an aggregate consideration of $225,300 to the Investors described above under “Item 1.01 Entry into a Material Agreement”. The aggregate purchase price for the shares was $225,300. The shares were issued in reliance on Section 4(2) of the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Title
10.1	Stock Purchase Agreement between the Company, Mr. Li and the Investors named therein dated October 24, 2007.

10.2	Stock Purchase Agreement between the Company, Mr. Li and the Investors named therein dated October 24, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/S/ LI WEI	October 25, 2007, Chairman of Board of Directors
and Chief Executive Officer
__________________
Wei Li